CONSENT OF COUNSEL


     We consent to the reference to our Firm under the heading "Counsel and Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 44 to the Registration Statement on Form N-1A of Short Term Income Fund, Inc. as filed with the Securities and Exchange Commission on or about December 29, 2005.






 PAUL, HASTINGS, JANOFSKY & WALKER LLP



New York, New York
December 29, 2005